UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2008, Argo Group International Holdings, Ltd.’s (the “Company”) Board of Directors adopted the Argo Group International Holdings, Ltd. Deferred Compensation Plan for Non-Employee Directors (the “Plan”), a non-funded and non-qualified deferred compensation plan. Under the Plan, non-employee directors may elect each year to defer payment of 50% or 100% of their cash compensation payable during the next calendar year. During the time that the cash compensation amounts are deferred, such amounts will be credited with interest earned at a rate of two (2) percent above the prime rate, first using the prime rate in effect on the date the Plan was adopted and using the prime rate in effect on May 1 each year thereafter. In addition, the Plan calls for the Company to grant a match equal to 75% of the cash compensation amounts deferred in the form of “Stock Units.” Stock Units provide directors with the economic equivalent of stock ownership and are credited as a bookkeeping entry to each director’s “Stock Unit Account.” Stock Units are recorded using the fair market value of the Company’s common stock as determined by the closing NASDAQ trading price on the date the deferral amount would otherwise have been earned. The value of the Stock Units will fluctuate based on the market price of the Company’s common stock. Stock Units may not be transferred or sold and they do not provide any voting or other shareholder rights. Stock Unit Accounts will be credited with additional Stock Units whenever dividends are paid on the Company’s common stock, calculating the number of additional Stock Units based on the market price of the common stock on the date the dividend was declared. The Plan provides for a Stock Unit Account to be established for each non-employee director upon the effective date of the Plan and with credit for an initial bookkeeping entry for 1,650 Stock Units. Unless terminated with cause, each director (or such director’s designated beneficiary) shall be entitled to a distribution from the Plan six months after their service on the Board of Directors ends or six months after a change in control of the Company, or promptly after their service on the Board of Directors ends due to death or disability. The distribution shall be equal to the market value of the Stock Units in such director’s Stock Unit Account, together with the value of all cash compensation deferred and interest earned through the date the distribution is made. Distributions shall be payable by the Company in cash. No shares of the Company’s common stock will be issued or reserved for future issuance in connection with the Plan.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Argo Group International Holdings, Ltd. Deferred Compensation Plan for Non-Employee Directors, effective February 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ David J. Doyle
Dated: February 15, 2008		Name: David J. Doyle Title: Corporate Secretary